   As filed with the Securities and Exchange Commission on February 25, 1999

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

              Cambridge Technology Partners (Massachusetts), Inc.
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                                         06-1320610
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization )                        Identification No.)

                               304 Vassar Street
                         Cambridge, Massachusetts 02139
                                 (617) 374-9800
              (Address of Principal Executive Offices) (Zip Code)
                           _________________________

              Cambridge Technology Partners (Massachusetts), Inc.
                             1998 Stock Option Plan
                            (Full Title of the Plan)
                           _________________________

                              Arthur M. Toscanini
                            Chief Financial Officer
              Cambridge Technology Partners (Massachusetts), Inc.
                               304 Vassar Street
                         Cambridge, Massachusetts 02139
                    (Name and Address of Agent For Service)

                                 (617) 374-9800
         (Telephone Number, Including Area Code, of Agent For Service)
                           __________________________

                                    Copy to:

                             Steven C. Browne, Esq.
                        Testa, Hurwitz & Thibeault, LLP
                               High Street Tower
                                125 High Street
                          Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================


                                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                    Proposed              Proposed
                                                     Maximum               Maximum
 Title of Securities       Amount To Be             Offering              Aggregate              Amount of
  To Be Registered          Registered           Price Per Share        Offering Price        Registration Fee
---------------------   -----------------     -----------------------  ------------------     -----------------
Common Stock             1,018,000 shares          $ 15.50(1)           $  15,779,000.00          $ 4,386.56
(Par Value $.01)           700,000 shares          $ 22.50(2)           $  15,750,000.00          $ 4,378.50
                         3,282,000 shares          $ 29.47(3)           $  96,720,540.00          $26,888.31
                        -----------------                               ----------------          ----------
TOTAL                    5,000,000 shares                               $ 128,249,540.00          $35,653.37
                        =================                               ================          ==========
Preferred Stock
 Purchase Rights (4)            __                      __                     __                    __

================================================================================================================


(1) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 1,018,000 shares at an exercise price of $15.50 per share. Pursuant to Rule 457(h)(1) of the Securities Act of 1933 (the "Securities Act"), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(2) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 700,000 shares at an exercise price of $22.50 per share. Pursuant to Rule 457(h)(1) of the Securities Act of 1933, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3) The price of $29.47 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the Nasdaq National Market on February 23, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) of the Securities Act and has been used only for those shares without a fixed exercise price.

(4) Pursuant to the Rights Agreement of the Registrant, as amended, one right to purchase a unit of preferred stock of the Registrant (each a "Preferred Stock Purchase Right" or "Right") is deemed to be delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         ----------------

     The documents containing the information specified in this Item 1 will be sent or given to the persons specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

     The documents containing the information specified in this Item 2 will be sent or given to the persons specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-21040).

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (File No. 0-21040).

     (c) The Registrant's Current Reports on Form 8-K dated February 17, 1998, September 11, 1998 and December 2, 1998 (File No. 0-21040).

     (d) The description of the Registrant's Common Stock, $.01 par value per share, contained in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 24, 1992 (File No. 0-21040), including any amendment or report filed for the purpose of updating such description.

     (e) The description of the preferred stock purchase rights which accompany each share of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A (Amendment No. 1) filed under the Exchange Act on September 30, 1998 (File No. 0-21040), including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
     Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation, as amended, of the Registrant provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Amended and Restated Certificate of Incorporation, as amended, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 0-21040). The Registrant maintains directors' and officers' liability insurance to insure the directors and certain officers of the Registrant against certain liabilities and certain expenses in connection therewith which arise out of or in connection with their capacities as such.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

                     Exhibit No.                              Description of Exhibit
                     -----------                              ----------------------
                         4.1                      Amended and Restated Certificate of
                                                  Incorporation of the Registrant, as amended
                                                  (filed as Exhibit 3.1 to the Registrant's
                                                  Quarterly Report on Form 10-Q for the quarter
                                                  ended June 30, 1998, File No. 0-21040)*

                         4.2                      Amended and Restated Bylaws of the Registrant
                                                  (filed as Exhibit 3.2 to the Registrant's
                                                  Registration Statement on Form S-1, File No.
                                                  33-56338)*

                         4.3                      Specimen Stock certificate representing the
                                                  Common Stock of the Registrant (filed as
                                                  Exhibit 4.1 to the Registrant's Registration
                                                  Statement on Form S-1, File No. 33-56338)*

                         4.4                      Rights Agreement, dated as of June 23, 1997,
                                                  by and between Cambridge Technology Partners
                                                  (Massachusetts), Inc. and ChaseMellon
                                                  Shareholder Services, LLC, as Rights Agent
                                                  (filed as Exhibit 4.1 to the Registrant's
                                                  Registration Statement on Form 8-A/A
                                                  (Amendment No. 1) filed on September 30, 1998,
                                                  File No. 0-21040)*

                         4.5                      Amendment No. 1 to the Rights Agreement, dated
                                                  as of September 30, 1998, by and between
                                                  Cambridge Technology Partners (Massachusetts),
                                                  Inc. and ChaseMellon Shareholder Services,
                                                  LLC, as Rights Agent (filed as Exhibit 4.2 to
                                                  the Registrant's Registration Statement on
                                                  Form 8-A/A (Amendment No. 1) filed on
                                                  September 30, 1998, File No. 0-21040)*

                        5                         Opinion of Testa, Hurwitz & Thibeault, LLP**

                       23.1                       Consent of Testa, Hurwitz & Thibeault, LLP
                                                  (included in Exhibit 5)**

                       23.2                       Consent of PricewaterhouseCoopers LLP**

                       24                         Power of Attorney (included on signature page
                                                  hereto)**

___________________
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**  Filed herewith.

Item 9.  Undertakings.
         ------------

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge and the Commonwealth of Massachusetts, on this 25th day of February, 1999.

                                    Cambridge Technology Partners
                                      (Massachusetts), Inc.

                                    By:  /s/ Arthur M. Toscanini
                                        ----------------------------------
                                        Arthur M. Toscanini
                                        Executive Vice President, Finance

     EACH PERSON WHOSE SIGNATURE appears below this registration statement hereby constitutes and appoints James K. Sims, Arthur M. Toscanini and James P. O'Hare, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Cambridge Technology Partners (Massachusetts), Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

             Signature                            Capacity                             Date
 /s/ James K. Sims
------------------------------------  Chief Executive Officer,                February 25, 1999
James K. Sims                         President and Director
                                      (Principal Executive Officer)

 /s/ Arthur M. Toscanini
------------------------------------  Executive Vice President,               February 25, 1999
Arthur M. Toscanini                   Finance, Chief Financial Officer
                                      and Treasurer (Principal
                                      Financial Officer and Principal
                                      Accounting Officer)

 /s/ Warren V. Musser
------------------------------------  Director                                February 25, 1999
Warren V. Musser

 /s/ Robert E. Keith, Jr.
------------------------------------  Director                                February 25, 1999
Robert E. Keith, Jr.

 /s/ Jack L. Messman
------------------------------------  Director                                February 25, 1999
Jack L. Messman

 /s/ John W. Poduska, Sr.
------------------------------------  Director                                February 25, 1999
John W. Poduska, Sr.

 /s/ James I. Cash, Jr.
------------------------------------  Director                                February 25, 1999
James I. Cash, Jr.

 /s/ James D. Robinson III
------------------------------------  Director                                February 25, 1999
James D. Robinson III

                               INDEX TO EXHIBITS

                     Exhibit No.                              Description of Exhibit
                     -----------                              ----------------------
                        4.1                       Amended and Restated Certificate of
                                                  Incorporation of the Registrant, as amended
                                                  (filed as Exhibit 3.1 to the Registrant's
                                                  Quarterly Report on Form 10-Q for the
                                                  quarter ended June 30, 1998, File No. 0-21040)*

                        4.2                       Amended and Restated Bylaws of the Registrant
                                                  (filed as Exhibit 3.2 to the Registrant's
                                                  Registration Statement on Form S-1, File No.
                                                  33-56338)*

                        4.3                       Specimen Stock certificate representing the
                                                  Common Stock of the Registrant (filed as
                                                  Exhibit 4.1 to the Registrant's Registration
                                                  Statement on Form S-1, File No. 33-56338)*

                        4.4                       Rights Agreement, dated as of June 23, 1997,
                                                  by and between Cambridge Technology Partners
                                                  (Massachusetts), Inc. and ChaseMellon
                                                  Shareholder Services, LLC, as Rights Agent
                                                  (filed as Exhibit 4.1 to the Registrant's
                                                  Registration Statement on Form 8-A/A
                                                  (Amendment No. 1) filed on September 30, 1998,
                                                  File No. 0-21040)*

                        4.5                       Amendment No. 1 to the Rights Agreement, dated
                                                  as of September 30, 1998, by and between
                                                  Cambridge Technology Partners (Massachusetts),
                                                  Inc. and ChaseMellon Shareholder Services,
                                                  LLC, as Rights Agent (filed as Exhibit 4.2 to
                                                  the Registrant's Registration Statement on
                                                  Form 8-A/A (Amendment No. 1) filed on
                                                  September 30, 1998, File No. 0-21040)*

                        5                         Opinion of Testa, Hurwitz & Thibeault, LLP**

                       23.1                       Consent of Testa, Hurwitz & Thibeault, LLP
                                                  (included in Exhibit 5)**

                       23.2                       Consent of PricewaterhouseCoopers LLP**

                       24                         Power of Attorney (included on signature page
                                                  hereto)**

___________________
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

** Filed herewith.